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                                                                     EXHIBIT 1.1

                     RICHMONT MARKETING SPECIALISTS INC.

                                 $100,000,000

                  10 1/8% Senior Subordinated Notes due 2007


                              PURCHASE AGREEMENT

                                                             December 16, 1997

CHASE SECURITIES INC.
270 Park Avenue, 4th floor
New York, New York  10017


Ladies and Gentlemen:

            Richmont Marketing Specialists Inc., a Delaware corporation (the "Company"), proposes to issue and sell $100,000,000 aggregate principal amount of its 10 1/8% Senior Subordinated Notes due 2007 (the "Securities"). The Securities will be issued pursuant to an Indenture to be dated as of December 19, 1997 (the "Indenture") among the Company, the Company's subsidiaries listed on the signature pages hereto (the "Guarantor Subsidiaries"), Atlas Marketing Company, Inc., a North Carolina corporation ("Atlas"), Century Food Brokers of Hickory, Inc., a North Carolina corporation ("Century"), East Coast Food Brokerage, Inc., a North Carolina corporation ("ECFB"), Ultimate Food Sales, Inc., a North Carolina corporation ("Ultimate"), Cumberland Food Brokers, Inc., a North Carolina corporation ("Cumberland"), Meatmaster Brokerage, Inc., a North Carolina corporation ("Meatmaster" and, together with Century, ECFB, Ultimate and Cumberland, the "Atlas Subsidiaries"), and Texas Commerce Bank National Association, as trustee (the "Trustee") and will be guaranteed on an unsecured, senior subordinated basis by the Guarantor Subsidiaries. Pursuant to the Stock Purchase Agreement among the Company, MSSC Carolina, Inc., a Delaware corporation and a wholly owned subsidiary of the Company ("MSSC Carolina"), Atlas and certain stockholders of Atlas (the "Atlas Stockholders") dated as of November 8, 1997 (the "Cummings/Eller Stock Purchase Agreement"), and the Stock Purchase Agreement among the Company, MSSC Carolina, the Atlas Employee Stock Ownership Plan (the "ESOP") and seven management stockholders dated as of November 8, 1997 (the "ESOP Stock Purchase Agreement" and, together with the Cummings/Eller Stock Purchase Agreement, the "Stock Purchase Agreements"), MSSC Carolina will acquire (the "Atlas Acquisition") all the outstanding stock of Atlas and Atlas will become a wholly owned subsidiary of the Company. The Atlas Acquisition will take place substantially simultaneously with the issuance of the Securities and, upon consummation of the Atlas Acquisition, Atlas will become a signatory to the Indenture as a Guarantor Subsidiary,
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guaranteeing payment of the Securities on an unsecured, senior subordinated basis with the other Guarantor Subsidiaries. The Company hereby confirms its agreement with Chase Securities Inc. (the "Initial Purchaser") concerning the purchase of the Securities from the Company by the Initial Purchaser.

            The Securities will be offered and sold to the Initial Purchaser without being registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon an exemption therefrom. The Company has prepared a preliminary offering memorandum dated December 2, 1997 (the "Preliminary Offering Memorandum"), and will prepare an offering memorandum dated the date hereof (the "Offering Memorandum") setting forth information concerning the Company, the Company's subsidiaries, Atlas, the Atlas Subsidiaries and the Securities. Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Company to the Initial Purchaser pursuant to the terms of this Agreement. Any references herein to the Preliminary Offering Memorandum and the Offering Memorandum shall be deemed to include all amendments and supplements thereto, unless otherwise noted. The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchaser in accordance with Section 2.

            Holders of the Securities (including the Initial Purchaser and its direct and indirect transferees) ("Holders") will be entitled to the benefits of an Exchange and Registration Rights Agreement, substantially in the form attached hereto as Annex A (the "Registration Rights Agreement"), pursuant to which the Company will agree to file with the Securities and Exchange Commission (the "Commission") (i) a registration statement under the Securities Act (the "Exchange Offer Registration Statement") registering an issue of senior subordinated notes of the Company (the "Exchange Securities") that are identical in all material respects to the Securities (except that the Exchange Securities will not contain terms with respect to transfer restrictions) and (ii) under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statement").

            Capitalized terms used but not defined herein shall have the meanings given to such terms in the Offering Memorandum.

            1. Representations, Warranties and Agreements of the Company and the Guarantor Subsidiaries. The Company and each of the Guarantor Subsidiaries represents and warrants to, and agrees with, the Initial Purchaser on and as of the date hereof and the Closing Date (as defined in Section 3) that:

            (a) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its respective date, did not, and on the Closing Date the Offering Memorandum will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty as to information contained in or omitted from the Preliminary Offering Memorandum or the Offering
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      Memorandum in reliance upon and in conformity with written information relating to the Initial Purchaser furnished to the Company by or on behalf of the Initial Purchaser specifically for use therein (the "Initial Purchaser's Information").

            (b) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its respective date, contains all of the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

            (c) Assuming the accuracy of the representations and warranties of the Initial Purchaser contained in Section 2 and its compliance with the agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchaser and the offer, resale and delivery of the Securities by the Initial Purchaser in the manner contemplated by this Agreement and the Offering Memorandum, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

            (d) The Company, Atlas, each of the Atlas Subsidiaries and each of the Company's subsidiaries have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure so to qualify or have such power or authority would not, singularly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Company, Atlas, the Atlas Subsidiaries and the Company's subsidiaries taken as a whole (a "Material Adverse Effect").

            (e) The Company has an authorized capitalization as set forth in the Offering Memorandum under the heading "Capitalization"; all of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and the capital stock of the Company conforms in all material respects to the description thereof contained in the Offering Memorandum. All of the outstanding shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party, other than liens in connection with the Revolving Credit Facility and those other existing liens listed in Schedule 1 attached hereto.

            (f) The Company, Atlas, each of the Atlas Subsidiaries and each of the Guarantor Subsidiaries has full right, power and authority to execute and deliver each of this Agreement, the Indenture, the Registration Rights Agreement, the Securities, the Stock
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      Purchase Agreements and the amendment to the Credit Agreement described in the Offering Memorandum (collectively, the "Transaction Documents", which term shall include the Atlas Letter Agreement (as defined in Section 5(r) hereof) upon its execution and delivery by Atlas and the Atlas Subsidiaries) to which each is party and to perform its obligations hereunder and thereunder; and all corporate action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby have been duly and validly taken.

            (g) This Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantor Subsidiaries and constitutes a valid and legally binding agreement of the Company and each of the Guarantor Subsidiaries (and has been or will be duly authorized by Atlas and the Atlas Subsidiaries and will be the valid and legally binding agreement of Atlas and the Atlas Subsidiaries upon the execution and delivery of the Atlas Letter Agreement).

            (h) The Registration Rights Agreement has been duly authorized by the Company and each of the Guarantor Subsidiaries and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and each of the Guarantor Subsidiaries enforceable against the Company and each of the Guarantor Subsidiaries in accordance with its terms (and has been or will be duly authorized by Atlas and the Atlas Subsidiaries and will be the valid and legally binding agreement of Atlas and the Atlas Subsidiaries, enforceable against Atlas in accordance with its terms after the consummation of the Atlas Acquisition), except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law) and that the rights to indemnification thereunder may be limited by public policy.

            (i) The Indenture has been duly authorized by the Company and each of the Guarantor Subsidiaries and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and each of the Guarantor Subsidiaries enforceable against the Company and each of the Guarantor Subsidiaries in accordance with its terms (and has been or will be duly authorized by Atlas and the Atlas Subsidiaries and will be the valid and legally binding agreement of Atlas and the Atlas Subsidiaries, enforceable against Atlas and the Atlas Subsidiaries in accordance with its terms after the consummation of the Atlas Acquisition), except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law). On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.
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            (j) The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company, as issuer, and each of the Guarantor Subsidiaries (including Atlas and the Atlas Subsidiaries after the consummation of the Atlas Acquisition), as guarantors, entitled to the benefits of the Indenture and enforceable against the Company, as issuer, and each of the Guarantor Subsidiaries (including Atlas and the Atlas Subsidiaries after the consummation of the Atlas Acquisition), as guarantors, in accordance with their terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

            (k) The Atlas Letter Agreement has been or will be duly authorized by Atlas and the Atlas Subsidiaries and when duly executed and delivered in accordance with the terms thereof, will constitute the valid and legally binding agreement of Atlas and the Atlas Subsidiaries, enforceable against Atlas and the Atlas Subsidiaries in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law) and that the rights to indemnification thereunder may be limited by public policy.

            (l) The Stock Purchase Agreements have been duly authorized, executed and delivered by the Company, MSSC Carolina, Atlas, the Atlas Stockholders, the ESOP and the eight management stockholders and constitute valid and legally binding agreements of the Company, MSSC Carolina, Atlas, the Atlas Stockholders, the ESOP and the eight management stockholders, enforceable against the Company, MSSC Carolina, Atlas, the Atlas Stockholders, the ESOP and the eight management stockholders in accordance with their terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

            (m) The amendment to the Credit Agreement described in the Offering Memorandum has been duly authorized by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).
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            (n) Each Transaction Document conforms in all material respects to the description thereof contained in the Offering Memorandum.

            (o) The execution, delivery and performance by each of the Company, Atlas, the Atlas Subsidiaries and the Guarantor Subsidiaries of each of the Transaction Documents to which each is a party, the issuance, authentication, sale and delivery of the Securities by the Company and the compliance by each of the Company, Atlas and the Guarantor Subsidiaries with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, Atlas, any of the Atlas Subsidiaries or any of the Company's subsidiaries pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, Atlas, the Atlas Subsidiaries or any of the Company's subsidiaries is a party or by which the Company, Atlas, any of the Atlas Subsidiaries or any of the Company's subsidiaries is bound or to which any of the property or assets of the Company, Atlas, any of the Atlas Subsidiaries or any of the Company's subsidiaries is subject (except for such violations that would not have a Material Adverse Effect), nor will such actions result in any violation of the provisions of the charter or by-laws of the Company, Atlas, any of the Atlas Subsidiaries or any of the Company's subsidiaries or any statute or any judgment, order, decree, rule or regulation of any court or arbitrator or governmental agency or body in the United States having jurisdiction over the Company, Atlas, any of the Atlas Subsidiaries or any of the Company's subsidiaries or any of their properties or assets (except for such violations (other than violations of the charter or by-laws of the Company, Atlas, any of the Atlas Subsidiaries or any of the Company's subsidiaries) that would not have Material Adverse Effect or a material adverse effect on the ability of the Company, Atlas, the Atlas Subsidiaries or the Company's subsidiaries to perform its obligations under the Transaction Documents); and no consent, approval, authorization or order of, or filing or registration with, any such court or arbitrator or governmental agency or body under any such domestic statute, judgment, order, decree, rule or regulation is required for the execution, delivery and performance by each of the Company, Atlas, the Atlas Subsidiaries and the Guarantor Subsidiaries of each of the Transaction Documents to which each is a party, the issuance, authentication, sale and delivery of the Securities and compliance by each of the Company, Atlas, the Atlas Subsidiaries and the Guarantor Subsidiaries with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, filings, registrations or qualifications (i) that shall have been obtained or made prior to the Closing Date, (ii) as may be required to be obtained or made under the Securities Act and applicable state securities laws as provided in the Registration Rights Agreement or (iii) the failure of which to obtain would not reasonably be likely to restrain, prevent or impose burdensome conditions on the transactions contemplated by the Transaction Documents.

            (p) Ernst & Young LLP ("E&Y") are independent certified public accountants with respect to the Company, Atlas, the Atlas Subsidiaries and the Company's subsidiaries
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      within the meaning of Rule 101 of the Code of Professional Conduct of the
      American Institute of Certified Public Accountants ("AICPA") and its interpretations and rulings thereunder. The historical financial statements (including the related notes) contained in the Offering Memorandum have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby and fairly present the financial position of the entities purported to be covered thereby at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated; and the financial information contained in the Offering Memorandum under the headings "Capitalization", "Selected Historical Financial Data--Marketing Specialists Sales Company", "Selected Historical Financial Data--Atlas Marketing Company, Inc.", "Selected Historical Financial Data--Bromar, Inc.", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Management--Executive Compensation" are derived from the accounting records of the Company, Atlas and the Company's subsidiaries and fairly present the information purported to be shown thereby. The pro forma financial information contained in the Offering Memorandum has been prepared on a basis consistent with the historical financial statements contained in the Offering Memorandum (except for the pro forma adjustments specified therein), gives effect to assumptions made on a reasonable basis and fairly presents the historical and proposed transactions contemplated by the Offering

            (q) Memorandum and the Transaction Documents. The other historical financial and statistical information and data included in the Offering Memorandum are, in all material respects, fairly presented.

            (r) There are no legal or governmental proceedings pending to which the Company, Atlas or any of the Company's subsidiaries is a party or of which any property or assets of the Company, Atlas, any of the Atlas Subsidiaries or any of the Company's subsidiaries is the subject that, singularly or in the aggregate, if determined adversely to the Company, Atlas or any of the Company's subsidiaries, could reasonably be expected to have a Material Adverse Effect; and to the best knowledge of the Company, Atlas, each of the Atlas Subsidiaries and each of the Guarantor Subsidiaries, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

            (s) No action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency or body that prevents the issuance of the Securities or suspends the sale of the Securities in any jurisdiction; no injunction, restraining order or order of any nature by any federal or state court of competent jurisdiction has been issued with respect to the Company, Atlas, any of the Atlas Subsidiaries or any of the Company's subsidiaries that would prevent or suspend the issuance or sale of the Securities or the use of the Preliminary Offering Memorandum or the Offering Memorandum in any jurisdiction; no action, suit or proceeding is pending against or, to the best knowledge of the Company, Atlas, each of the Atlas Subsidiaries and each of the Guarantor Subsidiaries, threatened against or affecting the Company, Atlas, any of the Atlas Subsidiaries or any of the Company's subsidiaries before any court or arbitrator or any governmental agency, body or official, domestic or foreign, that could reasonably be

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      expected to interfere with or adversely affect the issuance of the
      Securities or in any manner draw into question the validity or enforceability of any of the Transaction Documents or any action taken or to be taken pursuant thereto; and the Company and Atlas have complied with any and all requests by any securities authority in any jurisdiction for additional information to be included in the Preliminary Offering Memorandum and the Offering Memorandum.

            (t) None of the Company, Atlas, any of the Atlas Subsidiaries or any of the Company's subsidiaries is (i) in violation of its charter or by-laws, (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject (except for such defaults or violations that would not have a Material Adverse Effect) or (iii) in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject (except for any applicable foreign securities laws, regulations or restrictions in connection with the offering of the Securities outside the United States, as to which the Company and the Guarantor Subsidiaries make no representation).

            (u) Each of the Company, Atlas, the Atlas Subsidiaries and the Company's subsidiaries possess all material licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate federal, state or foreign regulatory agencies or bodies that are necessary or desirable for the ownership of their respective properties or the conduct of their respective businesses as described in the Offering Memorandum, except where the failure to possess or make the same would not, singularly or in the aggregate, have a Material Adverse Effect, and none of the Company, Atlas, any of the Atlas Subsidiaries or any of the Company's subsidiaries has received notification of any revocation or modification of any such license, certificate, authorization or permit or has any reason to believe that any such license, certificate, authorization or permit will not be renewed in the ordinary course except, in either case, where the failure to have any such license, certificate, authorization or permit would not have a Material Adverse Effect.

            (v) Each of the Company, Atlas, the Atlas Subsidiaries and the Company's subsidiaries has timely filed or caused to be filed all federal, state, local and foreign income, franchise and other material tax returns and reports required to have been filed and has paid or caused to be paid all taxes required to have been paid by it (except where the failure to made such filings or to pay such taxes would not have a Material Adverse Effect) and no tax deficiency has been determined adversely to the Company, Atlas, any of the Atlas Subsidiaries or any of the Company's subsidiaries that has had (nor does the Company, Atlas, any of the Atlas Subsidiaries or any of the Company's subsidiaries have any knowledge of any tax deficiency that, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have, except for those deficiencies that

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      are subject to rights to indemnification as described in the Offering memorandum) a Material Adverse Effect.

            (w) None of the Company, Atlas, the Atlas Subsidiaries or the Company's subsidiaries is (i) an "investment company" or a company "controlled by" an investment company within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the rules and regulations of the Commission thereunder or (ii) a "holding company" or a "subsidiary company" of a holding company or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            (x) Each of the Company, Atlas, the Atlas Subsidiaries and the Company's subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (y) Each of the Company, Atlas, the Atlas Subsidiaries and the Company's subsidiaries have insurance covering its properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are adequate to protect it and its businesses. None of the Company, Atlas, the Atlas Subsidiaries or the Company's subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance.

            (z) Each of the Company, Atlas, the Atlas Subsidiaries and the Company's subsidiaries owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of its businesses; and the conduct of their respective businesses will not conflict in any material respect with, and the Company, Atlas, the Atlas Subsidiaries and the Company's subsidiaries have not received any notice of any claim of conflict with, any such rights of others.

            (aa) Each of the Company, Atlas, the Atlas Subsidiaries and the Company's subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the business of the Company, Atlas, the Atlas Subsidiaries and the Company's subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except such that (i) do not materially interfere with the use made and proposed to be made

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      of such property by the Company, Atlas, the Atlas Subsidiaries and the
      Company's subsidiaries, (ii) could not reasonably be expected to have a Material Adverse Effect, (iii) arise in connection with the Credit Agreement or (iv) are listed in Schedule 2 attached hereto.

            (bb) No labor disturbance by or dispute with the employees of the Company, Atlas, any of the Atlas Subsidiaries or any of the Company's subsidiaries exists or, to the best knowledge of the Company, Atlas, any of the Atlas Subsidiaries or any of the Company's subsidiaries, is contemplated or threatened.

            (cc) No "prohibited transaction" (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the "Code")) or "accumulated funding deficiency" (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan of the Company, Atlas, any of the Atlas Subsidiaries or any of the Company's subsidiaries that could reasonably be expected to have a Material Adverse Effect; each of the Company, Atlas, the Atlas Subsidiaries and the Company's subsidiaries have not incurred and do not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan for which the Company, Atlas, any of the Atlas Subsidiaries or any of the Company's subsidiaries would have any liability; and none of the Company, Atlas, the Atlas Subsidiaries or the Company's subsidiaries would have liability for any failure of any employee benefit plan to comply with any applicable law, including ERISA or the Code, that could reasonably be expected to result in a Material Adverse Effect.

            (dd) There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission or other release of any kind of toxic or other wastes or other hazardous substances by, due to or caused by the Company, Atlas, any of the Atlas Subsidiaries or any of the Company's subsidiaries (or, to the best knowledge of the Company, any other entity (including any predecessor) for whose acts or omissions the Company, Atlas, any of the Atlas Subsidiaries or any of the Company's subsidiaries is or could reasonably be expected to be liable) upon any of the property now or previously owned or leased by the Company, Atlas, any of the Atlas Subsidiaries or any of the Company's subsidiaries, or upon any other property, in violation of any statute or any ordinance, rule, regulation, order, judgment, decree or permit or that would, under any statute or any ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability that could not reasonably be expected to have, singularly or in the aggregate with all such violations and liabilities, a Material Adverse Effect; and there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company has knowledge, except for any such disposal, discharge, emission or other release of any kind that could not reasonably be expected to have, singularly or in the aggregate with all such discharges and other releases, a Material Adverse Effect.

            (ee) None of the Company, Atlas, the Atlas Subsidiaries or the Company's subsidiaries, to the best knowledge of each of the Company, Atlas, the Atlas Subsidiaries and the Company's or subsidiaries, any director, officer, agent, employee or other person associated with or acting on behalf of the Company, Atlas, any of the Atlas Subsidiaries or any of the Company's subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

            (ff) Immediately after the consummation of the transactions to occur on the Closing Date (a) the fair value of the assets of each of the Company, Atlas, the Atlas Subsidiaries and the Guarantor Subsidiaries, at fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each of the Company, Atlas, the Atlas Subsidiaries and the Guarantor Subsidiaries will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each of the Company, Atlas, the Atlas Subsidiaries and the Guarantor Subsidiaries will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each of the Company, Atlas, the Atlas Subsidiaries and the Guarantor Subsidiaries will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

            (gg) There are no outstanding subscriptions, rights, warrants, calls or options issued by the Company to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or other equity or other ownership interest in the Company, Atlas, any of the Atlas Subsidiaries or any of the Company's subsidiaries, in each case other than as described in the Offering Memorandum.

            (hh) None of the Company, Atlas, any of the Atlas Subsidiaries or any of the Company's subsidiaries owns any "margin securities" as that term is defined in Regulations G and U of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), and none of the proceeds of the sale of the Securities will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness that was originally incurred to purchase or carry any margin security or for any other purpose that might cause any of the Securities to be considered a "purpose credit" within the meanings of Regulation G, T, U or X of the Federal Reserve Board.

            (ii) None of the Company, Atlas, the Atlas Subsidiaries or the Company's subsidiaries is a party to any contract, agreement or understanding with any person (other than the Initial Purchaser) that would give rise to a valid claim against the Company, Atlas, any of the Atlas Subsidiaries or any of the Company's subsidiaries or the Initial Purchaser for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Securities.

            (jj) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

            (kk) Assuming the accuracy of the representations and warranties of the Initial Purchaser in Section 2 hereof and due performance and compliance by the Initial Purchaser of its obligations under this Agreement and the Offering Memorandum, none of the Company, Atlas, any of their respective affiliates or any person acting on its or their behalf has engaged or will engage in any directed selling efforts (as such term is defined in Regulation S under the Securities Act ("Regulation S")), and all such persons have complied and will comply with the offering restrictions requirement of Regulation S.

            (ll) Assuming the accuracy of the representations and warranties of the Initial Purchaser in Section 2 hereof and due performance and compliance by the Initial Purchaser of its obligations under this Agreement and the Offering Memorandum, none of the Company, Atlas or any of their respective affiliates has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as such term is defined in the Securities Act), which is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

            (mm) None of the Company, Atlas, any of their respective affiliates or any other person acting on its or their behalf has engaged, in connection with the offering of the Securities, in any form of general solicitation or general advertising in the United States within the meaning of Rule 502(c) under the Securities Act.

            (nn) There are no securities of the Company, Atlas, any of the Atlas Subsidiaries or any of the Company's subsidiaries registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or listed on a national securities exchange or quoted in a U.S. automated inter-dealer quotation system.

            (oo) None of the Company, Atlas, the Atlas Subsidiaries or the Company's subsidiaries have taken and none of the Company, Atlas, the Atlas Subsidiaries or the Company's subsidiaries will take, directly or indirectly, any action prohibited by Regulation M under the Exchange Act in connection with the offering of the Securities.

            (pp) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Preliminary Offering Memorandum or the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

            (qq) None of the Company, Atlas, the Atlas Subsidiaries or the Company's subsidiaries does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Florida Statutes Section 517.075.

            (rr) Since the date as of which information is given in the Offering Memorandum, except as otherwise stated therein, (i) there has been no material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, management or business prospects of the Company, Atlas, the Atlas Subsidiaries and the Company's subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, (ii) none of the Company, Atlas or any of the Company's subsidiaries has incurred any material liability or obligation, direct or contingent, other than in the ordinary course of business, (iii) none of the Company, Atlas, the Atlas Subsidiaries or the Company's subsidiaries has entered into any material transaction other than in the ordinary course of business and (iv) there has not been any change in the capital stock or long-term debt of the Company, Atlas, any of the Atlas Subsidiaries or any of the Company's subsidiaries, or any dividend or distribution of any kind declared, paid or made by the Company or Atlas on any class of their capital stock.

            2. Purchase and Resale of the Securities. (a) On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions set forth herein, the Company agrees to issue and sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from the Company, $100,000,000 principal amount of Securities at a purchase price equal to 3.0% of the principal amount thereof. The Company shall not be obligated to deliver any of the Securities except upon payment for all of the Securities to be purchased as provided herein.

            (b) The Initial Purchaser has advised the Company that it proposes to offer the Securities for resale upon the terms and subject to the conditions set forth herein and in the Offering Memorandum. The Initial Purchaser represents, warrants and agrees that (i) it is purchasing the Securities pursuant to a private sale exempt from registration under the Securities Act,
(ii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act ("Regulation D") or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (iii) it has solicited and will solicit offers for the Securities only from, and has offered or sold and will offer, sell or deliver the Securities, as part of its initial offering, only (A) within the United States to persons whom it reasonably believes to be qualified institutional buyers ("Qualified Institutional Buyers"), as defined in Rule 144A under the Securities Act ("Rule 144A"), or if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to it that each such account is a

Qualified Institutional Buyer to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A and in each case, in transactions in accordance with Rule 144A and (B) outside the United States to persons other than U.S. persons in reliance on Regulations S under the Securities Act ("Regulation S").

            (c) In connection with the offer and sale of Securities in reliance on Regulation S, the Initial Purchaser represents, warrants and agrees that:

                  (i) the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act;

                  (ii) it has offered and sold the Securities, and will offer and sell the Securities, (A) as part of its distribution at any time and
      (B) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Date, only in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act;

                  (iii) none of the Initial Purchaser, any of its affiliates or any other person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and all such persons have complied and will comply with the offering restrictions requirement of Regulation S;

                  (iv) at or prior to the confirmation of sale of any Securities sold in reliance on Regulation S, it will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

            "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold within the United States or to, or for the account or benefit of, a U.S. person (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities and the date of original issuance of the Securities, except in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act. Terms used above have the meanings given to them by Regulation S;"

                  (v) it has not and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Company.

      Terms used in this Section 2(c) have the meanings given to them by Regulation S.

            (d) The Initial Purchaser represents, warrants and agrees that (i) it has not offered or sold and prior to the date six months after the Closing Date will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances that have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 and the Public Offers of Securities Regulations 1995 with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

            (e) The Initial Purchaser agrees that, prior to or simultaneously with the confirmation of sale by the Initial Purchaser to any purchaser of any of the Securities purchased by the Initial Purchaser from the Company pursuant hereto, the Initial Purchaser shall furnish to that purchaser a copy of the Offering Memorandum (and any amendment or supplement thereto that the Company shall have furnished to the Initial Purchaser prior to the date of such confirmation of sale). In addition to the foregoing, the Initial Purchaser acknowledges and agrees that the Company and, for purposes of the opinions to be delivered to the Initial Purchaser pursuant to Section 5(d) and (e), counsel for the Company and for the Initial Purchaser, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchaser and its compliance with its agreements contained in this Section 2, and the Initial Purchaser hereby consents to such reliance.

            (f) The Company acknowledges and agrees that the Initial Purchaser may sell Securities to any affiliate of the Initial Purchaser and that any such affiliate may sell Securities purchased by it to the Initial Purchaser.

            (g) The Initial Purchaser represents and agrees that (i) it has not solicited, and will not solicit, offers to purchase any of the Securities from,
(ii) it has not sold, and will not sell, any of the Securities to, and (iii) it has not distributed, and will not distribute, the Offering Document to, any person or entity in any jurisdiction outside of the United States except, in each case in compliance in all material respects with all applicable laws. For the purpose of this Agreement, "United States" means the United States of America, its territories, its possessions and other areas subject to its jurisdiction.

            3. Delivery of and Payment for the Securities. (a) Delivery of and payment for the Securities shall be made at the offices of Cravath, Swaine & Moore ("CS&M"), New York, New York, or at such other place as shall be agreed upon by the Initial Purchaser and the Company, at 10:00 A.M., New York City time, on December 19, 1997, or at such other time or date, not later than seven full business days thereafter, as shall be agreed upon by the Initial

Purchaser and the Company (such date and time of payment and delivery being referred to herein as the "Closing Date").

            (b) On the Closing Date, payment of the purchase price for the Securities shall be made to the Company by wire or book-entry transfer of same-day funds to such account or accounts as the Company shall specify prior to the Closing Date or by such other means as the parties hereto shall agree prior to the Closing Date against delivery to the Initial Purchaser of the certificates evidencing the Securities. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of the Initial Purchaser hereunder. Upon delivery, the Securities shall be in global form, registered in such names and in such denominations as the Initial Purchaser shall have requested in writing not less than two full business days prior to the Closing Date. The Company agrees to make one or more global certificates evidencing the Securities available for inspection by the Initial Purchaser in New York, New York at least 24 hours prior to the Closing Date.

            4. Further Agreements of the Company and the Guarantor Subsidiaries. The Company and each of the Guarantor Subsidiaries agrees with the Initial
Purchaser:

            (a) to advise the Initial Purchaser promptly and, if requested, confirm such advice in writing, of the happening of any event that makes any statement of a material fact made in the Offering Memorandum untrue or that requires the making of any additions to or changes in the Offering Memorandum (as amended or supplemented from time to time) in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; to advise the Initial Purchaser promptly of any order preventing or suspending the use of the Preliminary Offering Memorandum or the Offering Memorandum, of any suspension of the qualification of the Securities for offering or sale in any jurisdiction and of the initiation or threatening of any proceeding for any such purpose; and to use its best efforts to prevent the issuance of any such order preventing or suspending the use of the Preliminary Offering Memorandum or the Offering Memorandum or suspending any such qualification and, if any such suspension is issued, to obtain the lifting thereof at the earliest possible time;

            (b) to furnish promptly to the Initial Purchaser and counsel for the Initial Purchaser, without charge, as many copies of the Preliminary Offering Memorandum and the Offering Memorandum (and any amendments or supplements thereto) as may be reasonably requested;

            (c) prior to making any amendment or supplement to the Offering Memorandum, to furnish a copy thereof to the Initial Purchaser and counsel for the Initial Purchaser and not to effect any such amendment or supplement to which the Initial Purchaser shall reasonably object by notice to the Company after a reasonable period to review;

            (d) if, at any time prior to completion of the resale of the Securities by the Initial Purchaser, any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Initial Purchaser or counsel for the Company, to amend or supplement the Offering Memorandum in order that the Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Offering Memorandum to comply with applicable law, to promptly prepare such amendment or supplement as may be necessary to correct such untrue statement or omission or so that the Offering Memorandum, as so amended or supplemented, will comply with applicable law;

            (e) for so long as the Securities are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, to furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to and in compliance with Section 13 or 15(d) of the Exchange Act (the foregoing agreement being for the benefit of the holders from time to time of the Securities and prospective purchasers of the Securities designated by such holders);

            (f) for so long as the Securities are outstanding, to furnish to the Initial Purchaser copies of any annual reports, quarterly reports and current reports filed by the Company with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by the Company to the Trustee or to the holders of the Securities pursuant to the Indenture or the Exchange Act or any rule or regulation of the Commission thereunder;

            (g) to promptly take from time to time such actions as the Initial Purchaser may reasonably request to qualify the Securities for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Initial Purchaser may designate and to continue such qualifications in effect for so long as required for the resale of the Securities; and to arrange for the determination of the eligibility for investment of the Securities under the laws of such jurisdictions as the Initial Purchaser may reasonably request; provided that the Company and its subsidiaries shall not be obligated to qualify as foreign corporations in any jurisdiction in which they are not so qualified or to file a general consent to service of process in any jurisdiction;

            (h) to assist the Initial Purchaser in arranging for the Securities to be designated Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") Market securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. ("NASD") relating to trading in the PORTAL Market and for the Securities to be eligible for clearance and settlement through The Depository Trust Company ("DTC");

            (i) not to, and to cause their affiliates not to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as such term is defined in the

      Securities Act) which could be integrated with the sale of the Securities in a manner which would require registration of the Securities under the Securities Act;

            (j) except following the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, not to, and to cause their affiliates not to, and not to authorize or knowingly permit any person acting on their behalf to, solicit any offer to buy or offer to sell the Securities by means of any form of general solicitation or general advertising within the meaning of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and not to offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act or by Regulation S to cease to be applicable to the offering and sale of the Securities as contemplated by this Agreement and the Offering Memorandum;

            (k) for a period of 90 days from the date of the Offering Memorandum, not to offer for sale, sell, contract to sell or otherwise dispose of, directly or indirectly, or file a registration statement for, or announce any offer, sale, contract for sale of or other disposition of any debt securities issued or guaranteed by the Company or any of its subsidiaries (other than the Securities) without the prior written consent of the Initial Purchaser;

            (l) during the period from the Closing Date until two years after the Closing Date, without the prior written consent of the Initial Purchaser, not to, and not permit any of their affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been reacquired by them, except for Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act;

            (m) not to, for so long as the Securities are outstanding, be or become, or be or become owned by, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act, and to not be or become, or be or become owned by, a closed-end investment company required to be registered, but not registered thereunder;

            (n) in connection with the offering of the Securities, until the Initial Purchaser has notified the Company of the completion of the resale of the Securities, not to, and to cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Securities, or attempt to induce any person to purchase any Securities; and not to, and to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Securities;

            (o) in connection with the offering of the Securities, to make its officers, employees, independent accountants and legal counsel reasonably available upon request by the Initial Purchaser;

            (p) to furnish to the Initial Purchaser on the date hereof a copy of the independent accountants' report included in the Offering Memorandum signed by the accountants rendering such report;

            (q) to do and perform all things required to be done and performed by it under this Agreement that are within its control prior to or after the Closing Date, and to use its best efforts to satisfy all conditions precedent on its part to the delivery of the Securities;

            (r) to not take any action prior to the execution and delivery of the Indenture that, if taken after such execution and delivery, would have violated any of the covenants contained in the Indenture;

            (s) to not take any action prior to the Closing Date that would require the Offering Memorandum to be amended or supplemented pursuant to
      Section 4(d);

            (t) prior to the Closing Date, not to issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Initial Purchaser is notified), without the prior written consent of the Initial Purchaser, unless in the judgment of the Company and its counsel, and after notification to the Initial Purchaser, such press release or communication is required by law; and

            (u) to apply the net proceeds from the sale of the Securities as set forth in the Offering Memorandum under the heading "Use of Proceeds".

            5. Conditions of Initial Purchaser's Obligations. The obligations of the Initial Purchaser hereunder are subject to the accuracy, on and as of the date hereof and the Closing Date, of the representations and warranties of the Company and each of the Guarantor Subsidiaries contained herein and of Atlas and the Atlas Subsidiaries contained in the Atlas Letter Agreement, to the accuracy of the statements of the Company, Atlas, each of the Atlas Subsidiaries and each of the Guarantor Subsidiaries and their respective officers made in any certificates delivered pursuant hereto, to the performance by the Company and each of the Guarantor Subsidiaries of their respective obligations hereunder, and to each of the following additional terms and conditions:

            (a) The Offering Memorandum (and any amendments or supplements thereto) shall have been printed and copies distributed to the Initial Purchaser as promptly as practicable on or following the date of this Agreement or at such other date and time as to which the Initial Purchaser may agree; and no stop order suspending the sale of the Secu-rities in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

            (b) The Initial Purchaser shall not have discovered and disclosed to the Company on or prior to the Closing Date that the Offering Memorandum or any amendment or supplement thereto contains an untrue statement of a fact that, in the opinion of counsel for the Initial Purchaser, is material or omits to state any fact that, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

            (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of each of the Transaction Documents and the Offering Memorandum, and all other legal matters relating to the Transaction Documents and the transactions contemplated thereby, shall be satisfactory in all material respects to the Initial Purchaser, and the Company and Atlas shall have furnished to the Initial Purchaser all documents and information that it or its counsel may reasonably request to enable them to pass upon such matters.

            (d) Skadden, Arps, Slate, Meagher & Flom LLP, Andrews & Kurth L.L.P, Hunton & Williams and Simon & Frerick, P.A. shall have furnished to the Initial Purchaser their written opinions, as counsel to the Company, addressed to the Initial Purchaser and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchaser, substantially to the effect set forth in Annex B-1, B-2, B-3 and B-4 hereto, respectively.

            (e) The Initial Purchaser shall have received from Cravath, Swaine & Moore, counsel for the Initial Purchaser, such opinion or opinions, dated the Closing Date, with respect to such matters as the Initial Purchaser may reasonably require, and the Company shall have furnished to such counsel such documents and information as they request for the purpose of enabling them to pass upon such matters.

            (f) The Company shall have furnished to the Initial Purchaser a letter (the "Initial Letter") of E&Y, addressed to the Initial Purchaser and dated the date hereof, in form and substance satisfactory to the Initial Purchaser, substantially to the effect set forth in Annex C hereto.

            (g) The Company shall have furnished to the Initial Purchaser a letter (the "Bring-Down Letter") of E&Y, addressed to the Initial Purchaser and dated the Closing Date (i) confirming that they are independent public accountants with respect to the Company, Atlas, the Atlas Subsidiaries and the Company's subsidiaries within the meaning of Rule 101 of the Code of Professional Conduct of the AICPA and its interpretations and rulings thereunder, (ii) stating, as of the date of the Bring-Down Letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than three business days prior to the date of the Bring-Down Letter), that the conclusions and findings of such accountants with respect to the financial information and other matters covered by the Initial Letter are accurate and (iii) confirming in all material respects the conclusions and findings set forth in the Initial Letter.

            (h) The Company, Atlas, each of the Atlas Subsidiaries and each of the Guarantor Subsidiaries shall have furnished to the Initial Purchaser a certificate, dated the Closing Date, of their respective chief executive officers and their respective chief financial officers stating that (A) such officers have carefully examined the Offering Memorandum, (B) in their opinion, the Offering Memorandum, as of its date, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and since the date of the Offering Memorandum, no event has occurred that should have been set forth in a supplement or amendment to the Offering Memorandum so that the Offering Memorandum (as so amended or supplemented) would not include any untrue statement of a material fact and would not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (C) as of the Closing Date, the representations and warranties of the Company, Atlas, the Atlas Subsidiaries and the Guarantor Subsidiaries in this Agreement are true and correct in all material respects, the Company, Atlas, the Atlas Subsidiaries and the Guarantor Subsidiaries have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder on or prior to the Closing Date, and subsequent to the date of the most recent financial statements contained in the Offering Memorandum, there has been no material adverse change in the financial position or results of operation of the Company, Atlas, any of the Atlas Subsidiaries or any of the Company's subsidiaries, or any change, or any development including a prospective change, in or affecting the condition (financial or otherwise), results of operations, business or prospects of the Company, Atlas, the Atlas Subsidiaries and the Company's subsidiaries taken as a whole.

            (i) The Initial Purchaser shall have received a counterpart of the Registration Rights Agreement which shall have been executed and delivered by a duly authorized officer of the Company, Atlas, each of the Atlas Subsidiaries and each of the Guarantor Subsidiaries.

            (j) The Indenture shall have been duly executed and delivered by the Company, Atlas, the Atlas Subsidiaries, the Guarantor Subsidiaries and the Trustee, and the Securities shall have been duly executed and delivered by the Company and duly authenticated by the Trustee.

            (k) The Securities shall have been approved by the NASD for trading in the PORTAL Market.

            (l) If any event shall have occurred that requires the Company under
      Section 4(d) to prepare an amendment or supplement to the Offering Memorandum, such amendment or supplement shall have been prepared, the Initial Purchaser shall have been given a reasonable opportunity to comment thereon, and copies thereof shall have been delivered to the Initial Purchaser reasonably in advance of the Closing Date.

            (m) There shall not have occurred any invalidation of Rule 144A or Regulation S under the Securities Act by any court or any withdrawal or proposed withdrawal of any rule or regulation under the Securities Act or the Exchange Act by the Commission or any amendment or proposed amendment thereof by the Commission that in the judgment of the Initial Purchaser would materially impair the ability of the Initial Purchaser to purchase, hold or effect resales of the Securities as contemplated hereby.

            (n) Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Offering Memorandum (exclusive of any amendment or supplement thereto), there shall not have been any change in the capital stock or long-term debt or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, business or prospects of the Company, Atlas, the Atlas Subsidiaries and the Company's subsidiaries taken as a whole, the effect of which, in any such case described above, is, in the judgment of the Initial Purchaser, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement and the Offering Memorandum (exclusive of any amendment or supplement thereto).

            (o) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date that would prevent the issuance or sale of the Securities.

            (p) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Securities or any of the Company's other debt securities or preferred stock by any "nationally recognized statistical rating organization", as such term is defined by the Commission for purposes of Rule 436(g)(2) of the rules and regulations of the Commission under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review (other than an announcement with positive implications of a possible upgrading) its rating of the Securities or any of the Company's other debt securities or preferred stock.

            (q) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market shall have been suspended or limited, or minimum prices shall have been established on any such exchange or market by the Commission, by any such exchange or by any other regulatory body or governmental authority having jurisdiction, or trading in any securities of the

      Company on any exchange or in the over-the-counter market shall have been suspended or (ii) any moratorium on commercial banking activities shall have been declared by federal or New York state authorities or (iii) an outbreak or escalation of hostilities or a declaration by the United States of a national emergency or war or (iv) a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) the effect of which, in the case of this clause (iv), is, in the judgment of the Initial Purchaser, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or the delivery of the Securities on the terms and in the manner contemplated by this Agreement and in the Offering Memorandum (exclusive of any amendment or supplement thereto).

            (r) Substantially simultaneously with the sale of the Securities hereunder (i) the Atlas Acquisition shall have been consummated on the terms described in the Offering Memorandum, (ii) the existing indebtedness under the Revolving Credit Facility and certain other indebtedness of the Company shall have been repaid, as described in the Offering Memorandum,
      (iii) the Initial Purchaser shall have received a counterpart of an agreement in the form of Annex D hereto (the "Atlas Letter Agreement") that shall have been executed and delivered by a duly authorized officer of each of Atlas, Century, ECFB, Ultimate, Cumberland and Meatmaster, whereby, among other things, Atlas, Century, ECFB, Ultimate, Cumberland and Meatmaster will become parties to this Agreement and be subject to the obligations of the Company under this Agreement, including, but not limited to, the obligations under Sections 4, 8, 9, 10, 11 and 12 hereof.

            All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchaser.

            6. Termination. The obligations of the Initial Purchaser hereunder may be terminated by the Initial Purchaser, in its absolute discretion, by notice given to and received by the Company prior to delivery of and payment for the Securities if, prior to that time, any of the events described in Section 5(m), (n), (o), (p) or (q) shall have occurred and be continuing.

            7. Reimbursement of Initial Purchaser's Expenses. If (a) this Agreement shall have been terminated pursuant to Section 6, (b) the Company shall fail to tender the Securities for delivery to the Initial Purchaser for any reason permitted under this Agreement or (c) the Initial Purchaser shall decline to purchase the Securities for any reason permitted under this Agreement, the Company shall reimburse the Initial Purchaser for such out-of-pocket expenses (including reasonable fees and disbursements of counsel) as shall have been reasonably incurred by the Initial Purchaser in connection with this Agreement and the proposed purchase and resale of the Securities.

            8. Indemnification. (a) The Company and each of the Guarantor Subsidiaries shall jointly and severally indemnify and hold harmless the Initial Purchaser, its affiliates, its officers, directors, employees, representatives and agents, and each person, if any, who controls the Initial Purchaser within the meaning of the Securities Act or the Exchange Act (collectively referred to for purposes of this Section 8(a) and Section 9 as the Initial Purchaser), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, without limitation, any loss, claim, damage, liability or action relating to purchases and sales of the Securities), to which the Initial Purchaser may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum or in any amendment or supplement thereto or in any information provided by the Company pursuant to Section 4(e) or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse the Initial Purchaser promptly upon demand for any legal or other expenses reasonably incurred by the Initial Purchaser in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with the Initial Purchaser's Information; and provided, further, that with respect to any such untrue statement in or omission from the Preliminary Offering Memorandum, the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of the Initial Purchaser to the extent that the sale to the person asserting any such loss, claim, damage, liability or action was an initial resale by the Initial Purchaser and any such loss, claim, damage, liability or action of or with respect to the Initial Purchaser results from the fact that both (A) to the extent required by applicable law, a copy of the Offering Memorandum was not sent or given to such person at or prior to the written confirmation of the sale of such Securities to such person and (B) the untrue statement in or omission from the Preliminary Offering Memorandum was corrected in the Offering Memorandum unless, in either case, such failure to deliver the Offering Memorandum was a result of non-compliance by the Company with Section 4(b).

            (b) The Initial Purchaser shall indemnify and hold harmless the Company, its affiliates, their respective officers, directors, employees, representatives and agents, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (collectively referred to for purposes of this Section 8(b) and Section 9 as the Company), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the Initial Purchaser's Information, and shall reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred.

            (c) Promptly after receipt by an indemnified party under this
Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party pursuant to Section 8(a) or 8(b), notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under this Section 8 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that an indemnified party shall have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel for the indemnified party will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based upon advice of counsel to the indemnified party) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party and which would be material to the defense of the indemnified party and adverse to the indemnifying party, (3) a conflict or potential conflict exists (based upon advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm of attorneys (in addition to any local counsel) at any one time for all such indemnified party or parties. Each indemnified party, as a condition of the indemnity agreements contained in Sections 8(a) and 8(b), shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

            The obligations of the Company, the Guarantor Subsidiaries and the Initial Purchaser in this Section 8 and in Section 9 are in addition to any other liability that the Company, the Guarantor Subsidiaries or the Initial Purchaser, as the case may be, may otherwise have, including in respect of any breaches of representations, warranties and agreements made herein by any such party.

            9. Contribution. If the indemnification provided for in Section 8 is unavailable or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Guarantor Subsidiaries on the one hand and the Initial Purchaser on the other from the offering of the Securities or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantor Subsidiaries on the one hand and the Initial Purchaser on the other with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor Subsidiaries on the one hand and the Initial Purchaser on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by or on behalf of the Company and the Guarantor Subsidiaries, on the one hand, and the total discounts and commissions received by the Initial Purchaser with respect to the Securities purchased under this Agreement, on the other, bear to the total gross proceeds from the sale of the Securities under this Agreement, in each case as set forth in the table on the cover page of the Offering Memorandum. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to the Company or information supplied by the Company on the one hand or to the Initial Purchaser's Information on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Guarantor Subsidiaries and the Initial Purchaser agree that it would not be just and equitable if contributions pursuant to this Section 9 were to be determined by pro rata allocation (even if the Initial Purchaser were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 9 shall be deemed to include, for purposes of this

Section 9, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend any such action or claim. Notwithstanding the provisions of this Section 9, the Initial Purchaser shall not be required to contribute any amount in excess of the amount by which the total discounts and commissions received by the Initial Purchaser with respect to the Securities purchased by it under this Agreement exceeds the amount of any damages that the Initial Purchaser has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            10. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Initial Purchaser, the Company, the Guarantor Subsidiaries (including, upon delivery of the Atlas Letter Agreement, Atlas and the Atlas Subsidiaries) and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except as provided in Sections 8 and 9 with respect to affiliates, officers, directors, employees, representatives, agents and controlling persons of the Company, the Guarantor Subsidiaries (including, upon delivery of the Atlas Letter Agreement, Atlas and the Atlas Subsidiaries) and the Initial Purchaser and in Section 4(e) with respect to holders and prospective purchasers of the Securities. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 10, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

            11. Expenses. The Company and each of the Guarantor Subsidiaries agrees with the Initial Purchaser to pay (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (b) the costs incident to the preparation, printing and distribution of the Preliminary Offering Memorandum, the Offering Memorandum and any amendments or supplements thereto; (c) the costs of reproducing and distributing each of the Transaction Documents; (d) the costs incident to the preparation, printing and delivery of the certificates evidencing the Securities, including stamp duties and transfer taxes, if any, payable upon issuance of the Securities; (e) the fees and expenses of the Company's counsel and independent accountants; (f) the fees and expenses of qualifying the Securities under the securities laws of the several jurisdictions as provided in Section 4(g) and of preparing, printing and distributing Blue Sky Memoranda (including related fees and expenses of counsel for the Initial Purchaser); (g) any fees charged by rating agencies for rating the Securities;
(h) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (i) all expenses and application fees incurred in connection with the application for the inclusion of the Securities on the PORTAL Market and the approval of the Securities for book-entry transfer by DTC; and (j) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement which are not otherwise specifically provided for in this Section 11; provided, however, that except as provided in this Section 11 and Section 7, the Initial Purchaser shall pay its own costs and expenses.

            12. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, Atlas, the Atlas Subsidiaries, the Guarantor Subsidiaries and the Initial Purchaser contained in this Agreement or made by or on behalf of the Company, Atlas, the Atlas Subsidiaries, the Guarantor Subsidiaries or the Initial Purchaser pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination or cancelation of this Agreement or any investigation made by or on behalf of any of them or any of their respective affiliates, officers, directors, employees, representatives, agents or controlling persons.

            13. Notices, etc.. All statements, requests, notices and agreements hereunder shall be in writing, and:

            (a) if to the Initial Purchaser, shall be delivered or sent by mail or telecopy transmission to Chase Securities Inc., 270 Park Avenue, New York, New York 10017, Attention: Lawrence Landry (telecopier no.: (212) 270-0994); or

            (b) if to the Company, shall be delivered or sent by mail or telecopy transmission to the address of the Company set forth in the Offering Memorandum, Attention: Ronald D. Pedersen (telecopier no.: (972) 550-1986);

            provided that any notice to the Initial Purchaser pursuant to
Section 8(c) shall also be delivered or sent by mail to the Initial Purchaser at its address set forth on the signature page hereof. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

            14. Definition of Terms. For purposes of this Agreement, (a) the term "business day" means any day on which the New York Stock Exchange, Inc. is open for trading, (b) the term "subsidiary" has the meaning set forth in Rule 405 under the Securities Act and (c) except where otherwise expressly provided, the term "affiliate" has the meaning set forth in Rule 405 under the Securities Act.

            15. Initial Purchaser's Information. The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Initial Purchaser's Information consists solely of the following information in the Preliminary Offering Memorandum and the Offering Memorandum: (i) the last paragraph on the front cover page concerning the terms of the offering by the Initial Purchaser;
(ii) the legend on the inside front cover page concerning over-allotment and trading activities by the Initial Purchaser; and (iii) the statements concerning the Initial Purchaser contained in the third, fourth, fifth, seventh, ninth, twelfth and thirteenth paragraphs under the heading "Plan of Distribution".

            16. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

            17. Counterparts. This Agreement may be executed in one or more counterparts (which may include counterparts delivered by telecopier) and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

            18. Amendments. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

            19. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

            If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement between the Company, the Guarantor Subsidiaries and the Initial Purchaser in accordance with its terms.

                              Very truly yours,

                              RICHMONT MARKETING SPECIALISTS INC.,


                              By: /s/ Timothy M. Byrd
                                  --------------------------
                                  Name: Timothy M. Byrd
                                  Title: Chief Financial Officer

                              MARKETING SPECIALISTS SALES COMPANY,


                              By: /s/ Timothy M. Byrd
                                  --------------------------
                                  Name: Timothy M. Byrd
                                  Title: Chief Financial Officer


                              MSSC CAROLINA, INC.,


                              By: /s/ Timothy M. Byrd
                                  --------------------------
                                  Name: Timothy M. Byrd
                                  Title: Chief Financial Officer


                              FERRO & ASSOCIATES, INC.,


                              By: /s/ Timothy M. Byrd
                                  --------------------------
                                  Name: Timothy M. Byrd
                                  Title: Chief Financial Officer


                              BROMAR, INC.,


                              By: /s/ Timothy M. Byrd
                                  --------------------------
                                  Name: Timothy M. Byrd
                                  Title: Chief Financial Officer

                              GENE SANFORD & ASSOCIATES, INC.,


                              By: /s/ Timothy M. Byrd
                                  --------------------------
                                  Name: Timothy M. Byrd
                                  Title: Chief Financial Officer


                              SERVICE ASSETS CORP.,


                              By: /s/ Timothy M. Byrd
                                  --------------------------
                                  Name: Timothy M. Byrd
                                  Title: Chief Financial Officer


                              BROKERAGE SERVICES, INC.,


                              By: /s/ Timothy M. Byrd
                                  --------------------------
                                  Name: Timothy M. Byrd
                                  Title: Chief Financial Officer


                              BATESTAS & CO.,


                              By: /s/ Timothy M. Byrd
                                  --------------------------
                                  Name: Timothy M. Byrd
                                  Title: Chief Financial Officer


                              TOWER MARKETING, INC.,


                              By: /s/ Timothy M. Byrd
                                  --------------------------
                                  Name: Timothy M. Byrd
                                  Title: Chief Financial Officer

                              T-BAR BROKERAGE,


                              By: /s/ Timothy M. Byrd
                                  --------------------------
                                  Name: Timothy M. Byrd
                                  Title: Chief Financial Officer


                              T'NT NATIONAL CONVENIENCE STORE BROKERS,
                              INC.,


                              By: /s/ Timothy M. Byrd
                                  --------------------------
                                  Name: Timothy M. Byrd
                                  Title: Chief Financial Officer

Accepted:

CHASE SECURITIES INC.,


By: /s/ Joseph C. Purcell
    ---------------------------
       Authorized Signatory


Address for notices pursuant to Section 8(c):
1 Chase Plaza, 25th floor
New York, New York 10081
Attention:  Legal Department